Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-151292) of CONSOL Energy, Inc. and in the related Prospectus, the Registration Statement on Form S-4 (File No. 333-149442) of CONSOL Energy, Inc. and in the related Prospectus, and Registration Statements on Form S-8 (Files No. 333-167892, 333-160273, 333-126057, 333-126056, 333-113973, and 333-87545) of CONSOL Energy Inc. of our report dated February 18, 2008 except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for non-controlling interests discussed in Note 1 to the consolidated financial statements, as to which the date is June 26, 2009, and except for the change in the composition of reportable segments discussed in Note 25, as to which the date is September 21, 2010 relating to the consolidated financial statements and financial statement schedule which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

September 21 , 2010